UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016 (November 30, 2016)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2016, pursuant to that certain Amended and Restated Equity Holders Agreement, dated May 15, 2015 (the “EHA”), between, Mayne Pharma Ventures Pty Ltd., the current majority stockholder of the Company (“Mayne Pharma”), HedgePath Pharmaceuticals, Inc. (the “Company”) and the other parties thereto, and further pursuant to Section 228 of the Delaware General Corporation Law, Mayne Pharma executed and delivered to the Company a written consent in lieu of a meeting of stockholders (i) removing Samuel P. Sears, Jr. as a director of the Company and (ii) electing Robert D. Martin as a director of the Company. Mayne Pharma’s action was undertaken unilaterally through the exercise of its rights under the EHA and Delaware law and without the prior knowledge or agreement of the independent members of the Company’s Board of Directors (the “Board”). Mayne Pharma did not provide the Board with any reasons for its actions.

Based on information provided to the Company by Mr. Martin, the Company believes that Mr. Martin is an “independent director” as defined by applicable rules and regulations and under (and as required by the terms of) the EHA. The Company is not aware of any arrangement or understanding between Mr. Martin and Mayne Pharma relating to Mr. Martin’s election as a director of the Company.

The following is certain biographical information relating to Mr. Martin as provided to the Company by Mr. Martin:

Mr. Martin has over 30 years of finance and operations experience. Since 2006, Mr. Martin has been part of The Interlochen Group, LLC, a firm that provides chief financial officer personnel on a contract basis (“Interlochen”). Among other assignments, he was assigned to serve as Interim Chief Financial Officer of Tandy Brands Accessories Inc. from January 2011 to June 2011. Also, during 2015, he was a consultant/financial advisor to Intezyne Inc, a clinical stage biotechnology company. From 2004 to 2006, Mr. Martin served as President of RDMartin, LTD., a financial consulting firm, and from 2000 to 2004, Mr. Martin served as Senior Vice President and Chief Financial Officer of Russell Corporation, when it was a New York Stock Exchange listed company. Mr. Martin also previously served as divisional Chief Financial Officer of Sunbeam and in various finance roles, including divisional Chief Financial Officer, at Sara Lee Apparel. Mr. Martin earned a Masters of Business Administration from the University of North Carolina, Chapel Hill and a Bachelor’s degree in Industrial Engineering from Georgia Tech.

Item 8.01 Other Events

As previously announced, in June 2016, the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug Designation to the Company’s SUBATM-Itraconazole product candidate (currently in a Phase IIb clinical trial) for the treatment of basal cell carcinoma nevus syndrome, also known as Gorlin Syndrome (“BCCNS”). In November 2016, the Company filed an application with the FDA for “Breakthrough Therapy Designation” for SUBA-Itraconazole. If allowed by the FDA (of which no assurances can be given), this designation would permit the filing by the Company of a rolling New Drug Application and an accelerated review by the FDA for the use of SUBA-Itraconazole for treatment of non-metastatic basal cell carcinoma in patients with BCCNS.

Cautionary Note Regarding Forward Looking Statements

This Current Report and any statements of representatives and partners of HedgePath Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the actual timing for, or actual results of, the Company’s clinical trial described herein or the FDA’s review of any related New Drug Application or other FDA application by the Company) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEDGEPATH PHARMACEUTICALS, INC.

Dated: December 2, 2016	By:	/s/ Nicholas J. Virca
		Name:	Nicholas J. Virca
		Title:	President and CEO